EXHIBIT 10.10

DISTRIBUTION SOLUTIONS GROUP, INC. AWARD AGREEMENT

    This award agreement (this “Agreement”) is entered into this January 27, 2023, by and between Distribution Solutions Group, Inc. (the “Company”) and Name (the “Participant”).

    WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has selected the Participant to receive awards under the Distribution Solutions Group, Inc. Equity Compensation Plan, as amended and restated effective October 17, 2022 (as amended on November 10, 2022, and as the same may be further amended from time to time, the “Equity Plan”); and

    WHEREAS, the Participant wishes to accept those awards, subject to the terms and conditions of the Equity Plan and this Agreement;

    NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1.The awards evidenced by this Agreement (the “Award”) are effective as of January 27, 2023 (the “Grant Date”) and consist of X Thousand (X,000) Nonqualified Stock Options (“Options”) under the Equity Plan, with:

(a)Number (#) of the Options having an exercise price equal to $55.00 (“Option Tranche 1”);

(b)Number (#) of the Options having an exercise price equal to $80.00 (“Option Tranche 2”);

(c)Number (#) of the Options having an exercise price equal to $110.00 (“Option Tranche 3”); and

(d)Number (#) of the Options having an exercise price equal to $140.00 (“Option Tranche 4”).

Subject to Sections 2 – 4 of this Agreement, one-fifth (1/5) of each of Option Tranche 1, Option Tranche 2, Option Tranche 3 and Option Tranche 4 shall vest and become exercisable on January 27, 2024, (“Initial Vest Date”), and thereafter one-fifth (1/5) of each such Option Tranche shall vest and become exercisable on each of April 1, 2024, April 1, 2025, April 1, 2026 and April 1, 2027 (collectively referred to as “Vesting Dates”); provided, that the Participant remains continuously employed by the Company through such respective dates.

2.In the event of the termination of the Participant’s employment with the Company and all of its affiliates for any reason (including by voluntary resignation without Good Reason (as defined in Section 4(b) of the Participant’s Employment Agreement with the Company entered into on the date hereof and meeting all of the requirements for such a termination contained therein)), other than by the Company without Cause (as defined in Section 1.5 of the Equity Plan), by the Participant for Good Reason, or upon the Participant’s death or Disability (as defined in Section 1.11 of the Equity Plan), the unvested portions of the Award evidenced by this Agreement shall be immediately cancelled and neither the Company nor any Subsidiary shall have any further obligations to the Participant under this Agreement with respect to such cancelled Options.

3.In the event of the termination of the Participant’s employment with the Company and all of its affiliates by the Company without Cause, by the Participant for Good Reason or upon the Participant’s death or Disability:

(a)The Participant shall vest in the number of Options which would have vested had the Participant continued to provide Services to the Company through the next Vesting Date multiplied by a fraction, the numerator of which shall be the number of days between the Award Date (or the most recent Vesting Date, if the termination date occurs after the first Vesting Date) and the date the Participant’s Service was terminated and the denominator of which shall be 365.

(b)Any unvested portion of the Award shall be cancelled as of the effective date of the termination of Service and neither the Company nor any Subsidiary shall have any further obligations to the Participant under this Agreement with respect to such cancelled Options.

(c)The vested portion of the Options evidenced by this Agreement shall remain outstanding and exercisable until ten years from Award Date and may be exercised in whole or in part by the Participant (or a permitted successor in interest) by giving written notice to the Company of such exercise in accordance with the terms of the Equity Plan, as applicable. With respect to each exercise of Options under this Agreement, the Participant shall specify the applicable number of Options that are the subject of such exercise.

1.In the event of the termination of the Participant’s employment with the Company and all of its affiliates for Cause (as defined in Section 1.5 of the Equity Plan), then all vested and unvested portions of the Award shall be immediately cancelled and neither the Company nor any Subsidiary shall have any further obligations to the Participant under this Agreement with respect to such cancelled Options.

2.In the event of a Change in Control (as such term is defined in the Equity  Plan), then (i) all outstanding unvested Options shall vest 10 days prior to such Change in Control, (ii) all vested Options (including those specified in clause (i) of this Section 5) shall become fully exercisable 10 days prior to such Change in Control, and (iii) if at the time of a Change in Control there are unexercised vested Options, and the exercise price of the vested Option is less than the price paid for a share of Common Stock in connection with the Change in Control, such Options shall be cancelled, and Participant will receive the value of such Option between the exercise price and the per-share price received by other shareholders at the time of forfeiture.  If at the time of a Change in Control the exercise price of a vested Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, and the Participant has not exercised such vested Option on or prior to the date of the Change in Control, such Option shall be cancelled without the payment of consideration therefor.
3.The grant of the Award described herein shall be contingent upon stockholder approval of sufficient additional available shares pursuant to the Equity Plan at the next annual meeting of stockholders.
4.Each exercise, as applicable, of Options evidenced by this Agreement shall be subject to compliance with all applicable tax withholding requirements, in accordance with Article 15 of the Equity Plan, as applicable.
5.The Options under this Agreement are intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (“Section 409A”); and the terms and conditions of this Agreement shall be deemed automatically amended to the extent necessary to produce such compliance (in the manner determined by the Committee in its discretion), so that, to the extent practicable, neither the Company nor the Participant (nor any successor in interest) shall have at any time a right or power that would cause the compensation in question to become subject to the special tax consequences provided for by Section 409A. References in this Agreement to “termination of employment” and similar terms shall mean a “separation from service” within the meaning of Section 409A. Any payment subject to Section 409A that is to be made upon a “separation from service” on any date when the Participant is a “specified employee” as defined under Section 409A shall not be paid before the date that is six (6) months following the Participant’s “separation from service” or, if earlier, the Participant’s death.
6.All aspects of the Awards evidenced by this Agreement (including but not limited to vesting, valuation, payment and possible forfeiture) shall be governed by this Agreement and by the Equity Plan (each as interpreted by the Committee in its discretion), as applicable, copies of which plans have been provided to the Participant and are hereby acknowledged by the Participant, and the terms and conditions of which are incorporated into this Agreement by reference. In the event of any inconsistency between this Agreement and the Equity Plan, the terms of the Equity Plan shall control.
7.Without limiting the scope of the other provisions of this Agreement, the Participant acknowledges and agrees that:
(a)If any cash payment or vesting of rights with respect to an Award evidenced by this Agreement would constitute an “excess parachute payment” for the purposes of Section 280G of the Internal Revenue Code then such payment or vesting shall be subject to reduction or other adjustment in accordance with the terms of the Employment Agreement (or any successor employment agreement between the Participant and the Company), or of any other agreement between the Participant and the Company, which address the tax treatment of such a payment.
(b)The Committee may amend or terminate any or all of the provisions of the Equity Plan and any or all of the provisions this Agreement in accordance with Article 17 of the Equity Plan. The Committee shall make adjustments to the Options in accordance with Section 7.2 of the Equity Plan. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
(c)Any notices required or permitted under this Agreement or the Equity Plan will be delivered in accordance with the requirements of the applicable plan.
(d)The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
(e)This Agreement supersedes and replaces any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, except for the Employment Agreement.
(f)Notwithstanding anything in this Agreement to the contrary, the Options covered by this Agreement shall be subject to the Company’s Recovery of Funds Policy, as it may be in effect from time to time, including, without limitation, the provisions of any such policy required by Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.
(g)This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its conflict of laws rules. Any action or proceeding relating in any way to this Agreement must be brought and enforced in the federal or state courts in the State of Illinois, County of Cook, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding.
(h)Participant acknowledges and agrees that the grant of the Options subject to this Agreement are granted subject to the Participant’s agreement contained in his Employment Agreement dated as of January 27, 2023, to refrain from certain competitive activities with respect to the Company under the circumstances and subject to the limitations set forth therein.
(i)The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.
(j)Participant acknowledges and consents to the collection, use, processing and transfer of personal Data (defined below) as described in this subsection. The Company and its affiliates hold certain personal information about the Participant, including Participant’s name, home address, personal telephone number, email address, date of birth, social security number or other employee identification number, salary, nationality, job title, information regarding shares of Common Stock held or equivalent benefits awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Equity Plan (“Data”). The Company and its affiliates may transfer Data amongst themselves as necessary for the purpose of implementation, administration, and management of Participant’s participation in the Equity Plan, and the Company and its affiliates may each further transfer Data to any third parties assisting the Company or any such related entity in the implementation, administration and management of the Equity Plan. Participant acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Equity Plan.
IN WITNESS WHEREOF, the Participant and the Company have executed this Agreement as of the date set forth above.

DISTRIBUTION SOLUTIONS GROUP, INC. By Its:

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